Sungro Minerals Inc.
7445 132nd St.
Surrey, B.C.
V3W 5S7

COPY

October 15, 2007

Carl von Einsiedel
Ram Exploration Ltd.
1124 – 470 Granville St.
Vancouver, B.C.

Re: Chevron Claims

Carl,

Could you please confirm by signing below that you are willing to amend our agreement, dated Sept. 6, 2007, regarding the Chevron Property such that the property is changed as follows:

From:
whereby SUNGRO may acquire a 100% interest in and to the two (2) **mineral claims that make up the Chevron Property** located northwest of Telegraph Creek, northwestern B.C. as more particularly described in Schedule "A" hereto (the "Property").

and section 1.1

(e) the claims comprising the Property consist of 2 mineral claims comprising approximately 710 hectares; and

To:
whereby SUNGRO may acquire a 100% interest in and to the **three (3) mineral claims that make up the Chevron Property** located northwest of Telegraph Creek, northwestern B.C. as more particularly described in Schedule "A" hereto (the "Property").

And section 1.1

(e) the claims comprising the Property consist of 3 mineral claims comprising approximately 1,132.97 hectares; and

A new Schedule 'A' is attached.

Sincerely,

Mal Bains,
President,
Sungro Minerals

Approved:

Date: October 15, 2007

Carl von Einsiedel
Ram Explorations

Schedule A: Chevron Property (see attached map)

Tenure #'s

1 – 552110
2 – 552111

3 – 566327